Franklin Auto Trust 1998-1
Monthly Servicing Report


Collection Period:                                     May 1999
Distribution Date:                                June 15, 1999
Number of Days in Distribution Period:                       30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                 7,160        78,430,885.03      9.68%          62.45          45.10              17.36
ii.  Non-Prime             5,194        45,967,290.63     13.83%          63.18          39.53              23.65
iii. Sub-Prime               924         6,996,314.98     18.77%          58.47          39.66              18.81
iv.  Total Portfolio      13,278       131,394,490.64     11.62%          62.49          42.86              19.63

B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes      109,000,000.00       5.50%      1/15/02     35242RAA2
ii.  Class A-2 Notes       22,394,000.00       5.65%      1/15/06     35242RAB0


C.   Spread Account

i.   Initial Cash Deposit                      1,313,945.00
ii.  Spread Account Floor Amount               2,627,890.00
iii. Specified Spread Account Amount           6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       6,569,725.00


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans           5,946       55,352,955.79       9.72%          62.92          39.63              23.29
ii.  Non-Prime Loans       4,221       30,884,853.72      14.16%          63.44          35.37              28.07
iii. Sub-Prime Loans         737        4,653,389.79      19.06%          58.81          35.64              23.17
iv.  Total Loans          10,904       90,891,199.30      11.70%          62.89          37.98              24.91

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                           68,497,199.30              0.00
ii.  Class A-2 Notes                           22,394,000.00              0.00

C.   Spread Account

i.   Spread Account Cash Balance                2,627,890.00
ii.  Payment Provider Commitment                2,825,581.96

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                       0.00
ii.  Surety Fee Shortfall                               0.00
iii. Unreimbursed Surety Draws                          0.00
iv.  Unreimbursed Insurer Optional Deposti              0.00
v.   Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  227,038.80        31,551.30        19,393.53    19,475.29       106,203.72       31,478.30
ii.  Non-Prime              377,981.50        85,005.77        86,511.28    26,465.20       151,592.26      149,495.73
iii. Sub-Prime               46,298.89        40,814.79        17,523.95    28,681.22        92,249.87       43,614.40
iv.  Total Portfolio        651,319.19       157,371.86       123,428.76    74,621.71       350,072.85      224,588.43


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                        25               3               3               2              7             2
ii.  Non-Prime                    71              13               9               3             15            19
iii. Sub-Prime                    17               3               3               2             11             7
iv.  Total Portfolio             113              19              15               7             33            28


                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance
i.   Prime                     0.41%             0.06%             0.04%         0.04%           0.19%         0.06%
ii.  Non-Prime                 1.22%             0.28%             0.28%         0.09%           0.49%         0.48%
iii. Sub-Prime                 0.99%             0.88%             0.38%         0.62%           1.98%         0.94%
iv.  Total Portfolio           0.72%             0.17%             0.14%         0.08%           0.39%         0.25%


                               30-59            60-89            90-119           120+           Repo       Charge Offs
                                Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number
i.   Prime                     0.42%            0.05%             0.05%          0.03%           0.12%         0.03%
ii.  Non-Prime                 1.68%            0.31%             0.21%          0.07%           0.36%         0.45%
iii. Sub-Prime                 2.31%            0.41%             0.41%          0.27%           1.49%         0.95%
iv.  Total Portfolio           1.04%            0.17%             0.14%          0.06%           0.30%         0.26%


Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime                5,725         52,779,207.64      9.73%          62.99          39.05              23.94
ii.  Non-Prime            4,050         29,282,895.91     14.21%          63.48          34.96              28.52
iii. Sub-Prime              699          4,401,881.29     19.11%          58.82          35.30              23.52
iv.  Total Portfolio     10,474         86,463,984.84     11.73%          62.95          37.47              25.47


B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime                  197,659.39       135,007.63       20,519.98      19,335.24      123,614.52       15,417.08
ii.  Non-Prime              399,817.31       115,258.54       52,007.40      52,213.49      126,277.88       91,095.64
iii. Sub-Prime               39,431.18        18,188.63       25,477.30      16,038.27       62,279.58       55,319.71
iv.  Total Portfolio        636,907.88       268,454.80       98,004.68      87,587.00      312,171.98      161,832.43



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime                       32                9               2              2               8             3
ii.  Non-Prime                   82               17               7              6              16            16
iii. Sub-Prime                   14                5               2              1               7             8
iv.  Total Portfolio            128               31              11              9              31            27



                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance
i.   Prime                     0.37%            0.26%             0.04%          0.04%          0.23%         0.03%
ii.  Non-Prime                 1.37%            0.39%             0.18%          0.18%          0.43%         0.31%
iii. Sub-Prime                 0.90%            0.41%             0.58%          0.36%          1.41%         1.26%
iv.  Total Portfolio           0.74%            0.31%             0.11%          0.10%          0.36%         0.19%


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number
i.   Prime                     0.56%            0.16%             0.03%          0.03%          0.14%         0.05%
ii.  Non-Prime                 2.02%            0.42%             0.17%          0.15%          0.40%         0.40%
iii. Sub-Prime                 2.00%            0.72%             0.29%          0.14%          1.00%         1.14%
iv.  Total Portfolio           1.22%            0.30%             0.11%          0.09%          0.30%         0.26%

Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                           509,080.27
     b.  Principal Collections                        2,373,577.68
ii.  Rule of 78's Contracts
     a.  Interest Collections                           333,135.40
     b.  Principal Collections                        1,891,804.35
iii. Net Liquidation Proceeds                            63,904.64
iv.  Post Disposition Recoveries                         16,891.95
v.   Rebates of Capitalized Insurance Premiums                0.00
vi.  Repurchase Amounts
     a.  Interest                                             0.00
     b.  Principal                                            0.00

D.   Payaheads

i.   Beginning Payahead Account Balance                 448,393.20
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                83,309.84
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections               144,879.79
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections               -61,569.95
v.   Ending Payahead Account Balance                    386,823.25

E.   Total Available

i.   Total Interest Collections                         842,215.67
ii.  Total Principal Collections                      4,329,286.67
iii. Collected Funds                                  5,171,502.34

F.   Month End Pool Balance

i.   Beginning Pool Balance                          90,891,199.30
ii.  Principal Collections                            4,329,286.67
iii. Realized and Cram-Down Losses                       97,927.79
iv.  Month End Pool Balance                          86,463,984.84


Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                       46,127.46
     b.  Non-prime Receivables @ 1.50%                  38,606.07
     c.  Sub-prime Receivables @ 2.00%                   7,755.65
     d.  Total Servicing Fee                            92,489.18
     e.  Total Receivables @ 1.25%                      94,678.33
ii.  Base Servicing Fee (less of id. and ie.)           92,489.18
iii. Previous Servicing Fee Shortfall                        0.00
iv.  Excess Servicing Fee                                    0.00
v.   Previous Excess Servicing Fee Shortfall                 0.00

vi.  Total Excess Servicing Fee                              0.00
vii. Supplemental Servicing Fee                         51,984.21
viii.Supplemental Servicing Fee Shortfall                    0.00
ix.  Total Supplemental Servicing Fee                   51,984.21

B.   Surety Fee

i.   Surety Fee Rate                                        0.15%
ii   Base Surety Fee                                    11,361.40
iii. Previous Surety Fee Shortfall                           0.00
iv.  Total Surety Fee Due                               11,361.40


C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.50%               30          313,945.50         0.00          0.00         313,945.50
ii.  Class A-2 Notes             5.65%               30          105,438.42         0.00          0.00         105,438.42
iii. Total                       5.54%               30          419,383.91         0.00          0.00         419,383.91




Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                         90,891,199.30
ii.  Current Pool Balance                           86,463,984.84
iii. Principal Distributable Amount                  4,427,214.46

E.   Total Required Distributions                      523,234.50
F.   Total Available Funds                           5,188,394.29
G.   Required Distribution Shortfall                         0.00
H.   Cash Available in Spread Account                2,627,890.00
I.   Reserve Account Draw                                    0.00
J.   Payment Provider Commitment                     2,825,581.96
K.   Payment Provider Required Payment Amount                0.00
L.   Surety Draw                                             0.00
M.   Insurer Optional Deposit                                0.00
N.   Total Cash Available for Distributions          5,188,394.29


Section V.  Waterfall for Distributions

A.   Total Available Funds                           5,188,394.29

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                   92,489.18          92,489.18       0.00       5,095,905.11
C.  Surety Fee                                      11,361.40          11,361.40       0.00       5,084,543.71
D.  Note Interest                                  419,383.91         419,383.91       0.00       4,665,159.80
E.  Principal Distributable Amount               4,427,214.46       4,427,214.46       0.00         237,945.34
F.  Interest on Unreimbursed Surety Draws                0.00               0.00       0.00         237,945.34
G.  Reimbursement of Previous Surety Draws
      and Insurer Optional Deposits                      0.00               0.00       0.00         237,945.34
H.  Reserve Deposit                                      0.00               0.00       0.00         237,945.34
I.  Payment of Excess Servicing Fee                      0.00               0.00       0.00         237,945.34
J.  Deposit to Certificate Distribution Account    237,945.34         237,945.34       0.00               0.00


Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes           68,497,199.30       4,427,214.46   64,069,984.84     313,945.50     313,945.50     0.00
B.  Class A-2 Notes           22,394,000.00               0.00   22,394,000.00     105,438.42     105,438.42     0.00
C.  Total                     90,891,199.30       4,427,214.46   86,463,984.84     419,383.91     419,383.91     0.00


Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                  3.07%
     ii.  Previous Month                                 2.73%
     iii. Second Previous Month                          4.18%
     iv.  Three-Month Average                            3.35%
     v.   Previous Three Month Average                   3.72%
     vi.  Second Previous Three Month Average            4.37%

B.  Has Net Yield Trigger Event Occurred and
      Is It Continuing?                                     NO
C.  Has Spread Account Deposit Event Occurred
      (clauses (i) through (iv) or (iv))?                   NO
D.  Has Spread Account Deposit Event Occurred
      (clause (v))?                                         NO
E.  Cash Required to be on Deposit in Spread
      Account                                     2,627,890.00
F.  Combined Spread Account and Payment
      Provider Commitment Required                5,187,839.09


G.  Allocations, Deposits and Reductions of the Spread                                             Cash on           Payment
       Account and the Payment Provider Commitment                                                Deposit in         Provider
                                                                  Amount Due    Amount Paid     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                               0.00       0.00             2,627,890.00      2,825,581.96
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)        0.00       0.00             2,627,890.00      2,825,581.96
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                 0.00       0.00             2,627,890.00      2,825,581.96
iv.  Deposit to Spread Account from Waterfall                        0.00       0.00             2,627,890.00      2,825,581.96
v.   Deposit to Spread Account from Supplemental Servicing Fee       0.00       0.00             2,627,890.00      2,825,581.96
vi.  Deposit to Spread Account from Excess Servicing Fee             0.00       0.00             2,627,890.00      2,825,581.96
vii. Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured               0.00       0.00             2,627,890.00      2,825,581.96
viii.Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured              0.00       0.00             2,627,890.00      2,825,581.96
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                    0.00       265,632.87       2,627,890.00      2,559,949.09
x.   Withdrawal from Spread Account and/or Payment Provider
       Commitment for Insurer Optional Deposit                       0.00       0.00             2,627,890.00      2,559,949.09
xi.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured               0.00       0.00             2,627,890.00      2,559,949.09

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     8.75%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00



Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime                   248,767.45        15,417.08      132,215.87     8,040.43          1.3528%
ii.  Non-Prime               710,482.84        91,095.64      424,601.87    63,934.46          1.3357%
iii. Sub-Prime               214,554.26        55,319.71      136,146.52     9,060.95          1.5457%
iv.  Total Portfolio       1,173,804.55       161,832.43      692,964.26    81,035.84          1.3635%






/S/ Harold E. Miller, Jr.                   /S/ Tonya B. Roemer
------------------------------------       -------------------------------------
Harold E. Miller, Jr.                      Tonya B Roemer
Executive V.P., C.O.O.                     Securitization Specialist,
                                           Assistant Treasurer